                                                                   EXHIBIT 10.14

                              September 17, 1999



Tim Harrington
Fogdog, Inc.
500 Broadway
Redwood City, California 94063

       Re:  Term Sheet
       ---  ----------

Dear Tim:

     The attached Term Sheet memorialize the principal terms and conditions of a series of transactions in which (i) NIKE USA, Inc., an Oregon corporation ("NIKE USA") will open Fogdog, Inc., a California corporation ("Fogdog"), as a NIKE USA retail account; (ii) Bauer NIKE Hockey USA, Inc., a Vermont corporation ("BNH-USA") will open Fogdog as a BNH-USA retail account; (iii) NIKE Team Sports, Inc., a California corporation ("NTS"), will open Fogdog as an NTS retail account; (iv) NIKE.com, a division of NIKE Retail Services, Inc., an Oregon corporation ("NIKE.com"), will agree to sell to Fogdog, out of NIKE.com's inventory of available products, products necessary to fill retail orders received by Fogdog; (v) Fogdog will issue to NIKE USA a warrant to purchase 6,171,524 shares of Fogdog's Series C Preferred Stock; and (vi) NIKE USA, Fogdog and Fogdog's principal investors will agree on certain rights and restrictions applicable to NIKE USA's equity investment in Fogdog.

     By executing this letter, each of the undersigned acknowledges and agrees that the attached Term Sheet constitutes the binding agreement of such party with respect to the transactions described above and that NIKE USA's equity investment shall occur pursuant to such agreement. Each of the parties further acknowledges and agrees that the parties contemplate replacing this "short-form" agreement with a series of additional definitive long-form agreements as soon as practicable. Notwithstanding the foregoing, until such time as such definitive long-form agreements are entered into between the parties, the attached Term Sheet shall continue to constitute the binding agreement of the parties.

     Each party will be responsible for its own fees and costs in negotiating and entering into this transaction. If you agree to the terms set forth in the attached Term Sheet, please sign a copy of this letter in the space indicated below and return it to me. We can then have our attorneys prepare drafts of the definitive long form agreements.


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                Sincerely,

                                                NIKE USA, INC.

                                                By: /s/ Philip H. Knight
                                                   ________________________
                                                Philip H. Knight, CEO


The undersigned parties agree with the terms and conditions set forth above and on the attached Term Sheet:


FOGDOG, INC.

By: /s/ Tim Harrington
   _______________________
   Tim Harrington, CEO


BAUER NIKE HOCKEY USA, INC.

By: /s/ Philip H. Knight
   ___________________________________
   Philip H. Knight, Attorney-in-Fact


NIKE TEAM SPORTS, INC.

By: /s/ Philip H. Knight
   ___________________________________
   Philip H. Knight, CEO

NIKE RETAIL SERVICES, INC.

By: /s/ Philip H. Knight
   ___________________________________
   Philip H. Knight, CEO

                                        FOGDOG PREFERRED STOCKHOLDERS:



                                        VENROCK ASSOCIATES II, L.P.



                                        By: [signature illegible]
                                           ________________________________
                                        Name:
                                        Title:  General Partner


                                        DRAPER FISHER ASSOCIATES FUND IV, L.P.



                                        By: [signature illegible]
                                           ________________________________
                                        Name:
                                        Title:


                                        J.H. WHITNEY III, L.P.


                                        By:  J.H. Whitney Equity Partners III,
                                        L.L.C.
                                             Its General Partner

                                        By: /s/ Michael Brooks
                                           _________________________________
                                             Michael Brooks
                                             Managing Member


                                        SPROUT CAPITAL VIII, L.P.

                                        By: DLJ Capital Corp.
                                        Its:  Managing General Partner

                                        /s/ Alexander Rosen
                                        ____________________________________
                                        By: Alexander Rosen
                                        Its: Attorney In Fact

                                        FOGDOG COMMON STOCKHOLDERS:


                                        BRETT M. ALLSOP AND AMY K.
                                        ALLSOP, TRUSTEES OF THE BRETT
                                        AND AMY ALLSOP FAMILY 1999 TRUST.



                                        By: /s/ Brett M. Allsop
                                           _______________________________
                                        Name:   Brett M. Allsop
                                        Title:  Trustee

                                        By: /s/ Amy K. Allsop
                                           _______________________________
                                        Name:   Amy K. Allsop
                                        Title:  Trustee



                                        ROBERT S. CHEA

                                        /s/ Robert S. Chea
                                        __________________________________


                                        ANDREW Y. CHEN

                                        /s/ Andrew Y. Chen
                                        __________________________________

                                   TERM SHEET

1.   Agreement by NIKE USA to open Fogdog, Inc. as a NIKE USA Retail Account.
     -----------------------------------------------------------------------

     1.1  Account Application.  NIKE USA and Fogdog agree, which agreement shall
          -------------------
be memorialized in greater detail pursuant to an Account Application and Agreement on NIKE USA's standard form (the "Account Application"), that NIKE USA will open Fogdog as a NIKE USA retail account. The Account Application will govern all purchases and sales of NIKE products from NIKE USA, except to the extent the Account Application is amended by the Web Sales Agreement referred to in Section 1.2 of this Term Sheet. The Account Application shall indicate that Fogdog is authorized to sell NIKE products only through Fogdog's retail web site (i.e., Fogdog.com) and other sites described in Section 1.2.2 of this Term Sheet, and only to consumers with shipping addresses in the United States or U.S. military installations where NIKE USA sells products (including APO/FPO). Any sales by Fogdog from any other physical location or web site or any direct or indirect sales or transshipments to another retailer, distributor or broker is strictly forbidden by the Account Application and shall be considered a material breach. Fogdog shall be authorized in the Account Application to purchase the full line of generally available NIKE products, including footwear, apparel, equipment, accessories, ACG, Brand Jordan, golf, specialty categories, etc.

     1.2  Web Sales Agreement.  NIKE USA and Fogdog agree, which agreement shall
          -------------------
be memorialized in greater detail pursuant to a Web Sales Agreement (the "Web Sales Agreement"), to the following terms and conditions:

1.2.1     Relationship to Account Application and Other Documents
          -------------------------------------------------------

        . In the event of any direct conflict or inconsistency between the Account Application and the Web Sales Agreement, the Web Sales Agreement will govern.

1.2.2     Grant of Right
          --------------

        . During the term of the Web Sales Agreement, as determined in accordance with Section 1.2.16 of this Term Sheet, Fogdog will have the right to market and sell NIKE USA products only on Fogdog.com, or other web sites that are (i) hosted on file servers owned or leased and operated by Fogdog and (ii)
                                 ---
          operated under Fogdog's trademarks and trade name, whether or not "co-branded" with the trademarks or trade names of other entities, and are not (iii) "co-branded" with the trademarks or trade names of
                     -----------
          manufacturers of sports and fitness or "athleisure" products, retailers who derive a substantial portion of their revenues from the sale of such products, or any other entity who holds itself out as such a manufacturer or retailer or is perceived by a significant portion of the public to be such a manufacturer or retailer. Notwithstanding the foregoing, Fogdog shall retain the right to purchase banner advertising on World Wide Web Portals and other URLs that link to Fogdog.com.

        . Fogdog's rights and duties shall not be assigned or delegated or transferred by operation of law without NIKE USA's prior written consent, which may be granted or withheld at NIKE USA's sole discretion; provided, however, that NIKE USA will not unreasonably withhold its consent to an assignment of rights and delegation of duties to a wholly owned subsidiary of Fogdog that may be incorporated to operate a Fogdog web site of the type described in this Section 1.2.2; and provided further that NIKE USA hereby consents to the proposed re-incorporation of Fogdog in Delaware, as long as the successor corporation succeeds to all of the rights and obligations of Fogdog hereunder.

        . Fogdog does not have the right to sell product purchased from NIKE for the account of third parties.

        . Fogdog is prohibited from selling products to consumers with shipping addresses outside of the United States, except consumers at U.S. military installations where NIKE USA sells products (including APO/FPO). NIKE USA agrees to consider amending the Account Application and Web Sales Agreement to permit sales to parties outside of the United States, but any such expansion shall be at NIKE USA's sole discretion based on all relevant factors, including but not limited to applicable regulatory requirements, NIKE USA's obligations to third parties, consistency with NIKE USA affiliates' practices and policies in international markets, and the potential for disruption of relationships with existing customers of NIKE USA's affiliates. Notwithstanding the foregoing, NIKE USA agrees to amend the Account Application and Web Sales Agreement to permit sales to consumers outside of the United States in any country in which NIKE.com is allowed to sell, except to the extent such sales would cause or constitute a violation of any agreement with a third party. To the extent sales outside the United States would require the approval of any NIKE USA affiliate, NIKE USA shall be obligated to secure such approval on terms and conditions no less favorable to Fogdog than the terms and conditions set forth in this Term Sheet, the Account Application and the Web Sales Agreement.

1.2.3     Exclusivity
          -----------

        . Fogdog agrees to use NIKE USA and its affiliates as the exclusive suppliers of NIKE brand products to Fogdog.

        . For a period commencing on the date hereof and ending on 3/31/2000, NIKE USA shall not open, and shall prevent its affiliates from opening, any "new internet-only account," which shall be defined as any retailer that sells only on the World Wide Web and does not fall within one of the following exceptions: (i) any entity which is an affiliate, as defined in Section 7.1 of this Term Sheet, of a current or future NIKE USA account that derives the majority of its revenue from traditional "brick and mortar" retail stores (for example, a special purpose web operating subsidiary of an existing NIKE customer); or (ii) any entity which serves as the e-commerce or web sales outsourcing provider for a current or future NIKE USA account that derives the majority of its revenue from traditional "brick and mortar" retail stores. In addition, for a period commencing on the date hereof and ending on [*] NIKE USA shall not invest, and shall prevent its affiliates from investing, in the securities of any entity of the type described in exception (ii) of the preceding sentence. The foregoing exceptions are intended to ensure that NIKE USA does not have an obligation to Fogdog to restrict the opportunities of its core customer base to sell NIKE products over the World Wide Web (any such restrictions shall be made unilaterally by NIKE USA after considering all relevant business and legal considerations). NIKE acknowledges that the foregoing exception for affiliates of current or future NIKE USA accounts is not intended to cover "spinoffs" whose outstanding securities are publicly traded or owned by venture capital firms or other financial investors. Sales by NIKE USA or its affiliates to such spinoffs on or before 3/31/2000 would constitute a breach of this Term Sheet and the definitive Web Sales Agreement.

        . Fogdog acknowledges that NIKE USA's affiliate, NIKE.com, will continue to buy goods from NIKE USA for sale on the World Wide Web, and that nothing in the Web Sales Agreement or the definitive agreements limits the ability of any NIKE USA affiliate (or any NIKE USA account with a web sales presence) to sell on the web in direct competition with Fogdog.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        . Fogdog may sell its securities to competitors of NIKE USA; provided that any such sale of securities representing a greater voting interest than that originally purchased by NIKE shall be considered a breach of the agreement and have the consequences described in
          Section 1.2. 16.

1.2.4     Ownership and use of the NIKE Trademarks
          ----------------------------------------

        . Nothing in this agreement or any other agreement between the parties does or will affect NIKE's ownership of the NIKE trademarks. Similarly, nothing in this agreement or any other agreement between the parties does or will affect Fogdog's ownership of the Fogdog trademarks. NIKE USA acknowledges that by opening Fogdog as a NIKE USA account NIKE USA is granting Fogdog an implied license to advertise NIKE products subject to the provisions of this Term Sheet and the definitive agreements.

1.2.5     Pricing
          -------

        . Based on consideration of the projected volumes of Fogdog's purchases, Fogdog's willingness to bear a portion of NIKE's costs of rapidly making product available to Fogdog for the Holiday '99 season, and other cost-related considerations unique to the e-commerce environment, NIKE USA will extend to Fogdog pricing terms in accordance with the strategic discount package described below in this
          Section 1.2.5. As indicated below, Fogdog will also be eligible to participate in all of the programs associated with similarly situated retailers (Co-op, [*], etc) on a negotiated basis.

          Under present NIKE USA assumptions and operating procedures, NIKE USA will be able to offer Fogdog a discount between [*] and [*] of NIKE USA's list prices, the precise percentage to be negotiated based on [*]. Fogdog acknowledges that Nike USA's pricing policies are currently under review and that the foregoing discount range may change as new policies are implemented. However, NIKE USA is hereby bound to offer Fogdog terms that are substantially equivalent to those enjoyed by other [*] who currently receive discounts between [*] and [*].


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.2.6     Co-op [*]
          ---------

        . Purchase of NIKE USA products will result in Co-op accruals of [*]
          Co-op funds available in Fogdog's co-op account may be used by Fogdog in accordance with the rules generally applicable to NIKE USA's co-op program.

          [*] will be available in amounts ranging from [*] of sales to Fogdog, the precise percentage to be determined by NIKE [*] in accordance with the criteria usually applied in administering its [*] budget.

1.2.7     Special Make-Ups
          ----------------

        . Special make-ups are defined as footwear styles (combinations of materials, colors, features, etc.) which are developed by NIKE USA and its affiliates for sale to a single retailer. Special make-ups may share features, colors, etc. with products generally available in NIKE's line of products, or special make-ups for other customers, but they are different enough to be objectively perceived as unique by the average footwear consumer.

        . Fogdog has the right to receive exclusive special make-ups provided
          Fogdog meets the order eligibility criteria usually applied by NIKE USA for such products. Such criteria include, for example, the nature of the special make-up (e.g., unique color combination vs. unique outsole with special tooling requirements), production capacity, order volumes, etc.

        . Fogdog acknowledges that NIKE may engage in special make-up projects with various retailers who order extraordinary volumes, are willing to fund development costs, or are otherwise willing to contribute to NIKE's product creation process. These projects may result in features or technologies that are not eligible for incorporation into special make-ups that Fogdog may desire to order. One example is tuned air technology.

1.2.8     Early Releases
          --------------

        . Early releases are defined as products intended to be included in NIKE
          USA's generally available line of products but which are released to a select retailer or group of retailers at least [*] prior to general availability.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        . Under present NIKE USA assumptions and operating procedures, Fogdog is eligible to receive, on a non-exclusive basis, [*] NIKE reserves the right to consider such factors as category emphasis in determining which early releases will be available to Fogdog.

1.2.9     Special Promotional Programs.
          ----------------------------

        . Fogdog is allowed to purchase substantially all products available to NIKE.com in connection with NIKE.com's special promotional programs. Examples include special limited edition letterman's jackets, golf gift packs, etc. This does not include special make-ups or early releases or products that are made to order by NIKE USA for NIKE.com's customers.

1.2.10    Assistance with Web Site [*]
          ----------------------------

        . Without cost to Fogdog (except as reflected in Section 4.5), NIKE USA will provide as much assistance as possible, given NIKE's internal resource constraints and obligations to third parties, to provide
          [*] to Fogdog, including product and other images, the provision of samples for image development, etc.

        . Without cost to Fogdog (except as reflected in Section 4.5), NIKE USA will allow Fogdog to use NIKE's conversion charts for footwear sizing and the NIKE apparel sizing program as such charts are released within the NIKE USA organization.

        . NIKE USA shall own all right, title and interest in and to any content provided or created by NIKE USA, but Fogdog will have a license to use such content on Fogdog.com in connection with the marketing and sale of NIKE brand products.

1.2.11    Specialty Footwear
          ------------------

        . Fogdog has the right to return for a full price refund (i.e., NIKE
          USA's list price less the discount applicable to Fogdog),[*] of the aggregate purchase price in any selling season of product in NIKE's "specialty footwear" categories (the precise percentage [*] [*] to be determined by Fogdog in its sole discretion). Any such returns must be received by NIKE USA [*] after the date of receipt by Fogdog.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.2.12    Dedicated Sales and Service Team.
          --------------------------------

        . Without cost to Fogdog (except as reflected in Section 4.5), Fogdog will initially have priority access to a team of 3-5 individuals including a strategic account manager, customer service representative, footwear account executive and apparel/equipment account executive. As Fogdog's volumes grow, these will become dedicated resources (again, at no additional cost to Fogdog) if necessary to ensure that Fogdog receives excellent service.

        . Within 72 hours after execution of this Term Sheet by Fogdog, this team will commence showing NIKE USA's product line to Fogdog, working with Fogdog on a merchandizing and order strategy, and doing everything reasonably possible to obtain an agreed upon selection of available NIKE products for the Holiday '99 season.

        . Without cost to Fogdog (except as reflected in Section 4.5), NIKE
          USA's "EKINs" will be available to Fogdog on a priority basis to train Fogdog's customer service and site content people regarding the technical and performance aspects of NIKE products.

1.2.13    [*]

        . Fogdog will use its best efforts, consistent with its privacy obligations to its customers, to provide NIKE USA with [*] provided that any such information must be reasonably material in terms of the uses permitted by the last paragraph of this Section 1.2.13.

        . Fogdog will use its best efforts and act as soon as reasonably possible to amend its privacy policy to include a feature where prospective customers have the opportunity to electronically "opt-in" to have their information provided to NIKE USA and its affiliates.

        . Fogdog will act as soon as reasonably possible to ask its existing customers who have engaged in past transactions with Fogdog or registered with Fogdog whether they would consent to the provision of their customer and transaction information to NIKE USA and its affiliates. This could be in connection


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          with an announcement of the new relationship between NIKE and Fogdog.

        . NIKE USA shall not, and shall not allow its affiliates to, directly or indirectly use Fogdog's customer data to solicit Fogdog's customers (for example, by advertising the availability of product on NIKE.com or at another retailer's store or web site), but may use such data for brand enhancement purposes (for example, announcing appearances by NIKE-affiliated athletes or providing information about NIKE sponsored events, provided that such brand enhancing activities do not direct potential purchasers to a named retailer or retail location).

1.2.14    Approval of Advertising and Advertising on Fogdog.com.
          -----------------------------------------------------

        . NIKE USA will have the right of reasonable prior approval of marketing efforts, including advertising and web site design, that involves display of the NIKE marks or assets generally associated with the brand (e.g., use of athletes associated with NIKE). Such right of reasonable prior approval shall not require Fogdog to submit marketing proposals, designs or concepts that are substantially similar to proposals, designs or concepts that have been previously approved. All advertising involving athlete images must be submitted for approval at least 10 days prior to use, and NIKE USA reserves the right to delay or prohibit Fogdog's use of such images to the extent necessary to fulfill NIKE USA's contractual obligations to third parties.

        . Fogdog will comply with all trademark usage guidelines promulgated by NIKE from time to time.

        . Fogdog will use commercially reasonably efforts to advertise the availability of closeout or reduced price inventory at an auction page or other location within Fogdog's web site that is separate from the location of Fogdog's other advertising for NIKE products.

        . In the event Fogdog grants the right to third parties to advertise
          (whether through banner advertising or otherwise) on Fogdog.com, NIKE shall be afforded [*] of or advertiser on Fogdog.com.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.2.15    Confidentiality/Publicity
          -------------------------

        . Unless otherwise mutually agreed upon by the parties as to the timing and content of any public announcement or press release, each of the parties agrees to keep the terms of this Term Sheet and the definitive agreements and all other information exchanged by the parties confidential, subject to the usual exceptions for disclosures required by statute, rule or regulation or other applicable law (for example, the federal and state securities laws). NIKE acknowledges that Fogdog will be required by applicable law to disclose the terms of this Term Sheet and, if applicable, the definitive agreements, to potential investors in connection with Fogdog's contemplated private placement of Series D Preferred Stock. Fogdog agrees to make such disclosures only to individuals who agree to keep such information confidential in accordance with NIKE USA's standard form of Confidentiality Agreement.

        . Fogdog will apply to the S.E.C. for and use its best efforts to obtain confidential treatment for the terms of this Term Sheet and the agreements embodied herein and the definitive agreements on the grounds that they contain confidential pricing information. NIKE USA will identify in writing prior to the initial filing of Fogdog's preliminary registration statement on Form S-1 all of the terms that NIKE USA believes should be covered by the request for confidential treatment.

1.2.16    Term and Termination
          --------------------

        . The Web Sales Agreement will have an initial term that will commence on the date hereof and end on [*].

        . On or after the end of the initial term, if Fogdog's aggregate actual purchases of NIKE products from [*] do not exceed [*] of Fogdog's aggregate projections for the [*] quarter comparison period, NIKE may at any time terminate the Web Sales Agreement. NIKE USA will give notice of its election to terminate at least 60 days before the termination date. In such event, NIKE would honor reasonable orders received prior to such election. Fogdog's purchase projections, which the parties acknowledge are aspirational and are to be used solely for purposes of the termination provision, are as follows:

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          [*]

        . At the end of the initial term, if Fogdog's aggregate actual purchases of NIKE products from calendar [*] do exceed [*] of Fogdog's aggregate projections for the [*] quarter comparison period, NIKE will not have the right to terminate the Web Sales Agreement and the term shall extend for an additional two year extension term ending 12/31/03.

        . On or after the end of the two year renewal term, if Fogdog's aggregate actual purchases of NIKE products from calendar [*] do not exceed [*] of Fogdog's aggregate projections for the [*] quarter comparison period, NIKE may at any time terminate the Web Sales Agreement. NIKE USA will give notice of its election to terminate at least 60 days before the termination date. In such event, NIKE would honor reasonable orders received prior to such election. Fogdog's purchase projections, which the parties acknowledge are aspirational and are to be used solely for purposes of the termination provision, are as follows:

          [*]

        . At the end of the two year renewal term, if Fogdog's aggregate actual purchases of NIKE products from calendar [*] do exceed [*] of Fogdog's aggregate projections for the [*] quarter comparison period, and if it is reasonable for the parties to project annual purchases for the next four quarters to exceed [*]
          (based on futures orders, etc.), NIKE will not have the right to terminate the Web Sales Agreement and the term shall extend for an additional one year renewal term ending 12/31/04.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        . The definitive Web Sales Agreement will contain the usual provisions for immediate early termination in the event of bankruptcy, insolvency, etc.

        . The definitive Web Sales Agreement will contain provisions for early termination in the event of material breach by either party and failure to cure within 30 days. Certain breaches will be defined as material and incurable and give rise to a right of immediate termination, including violation of intellectual property rights, breach of confidentiality, and failure to comply with the express prohibitions in the Account Application (transshipping, etc.). A sale of stock representing 50 percent or more of the voting power of Fogdog's outstanding voting securities or a sale of stock to a competitor of NIKE USA representing a larger voting interest than that originally purchased by NIKE USA will be considered to be a material, incurable breach by Fogdog and give rise to an immediate right of termination, but shall not result in liability to NIKE USA or any affiliate for money damages. Subject to the preceding sentence, in the event of a breach of this agreement either party may seek whatever remedies are available under applicable law.

        . Either party has the right to terminate the Web Sales Agreement without cause at any time upon 90 days notice to the other; provided that if NIKE makes such an election without cause before 12/31/01 (i.e., except in accordance with exercise of NIKE USA's non-renewal option referred to above), it shall pay an early termination fee of [*] to Fogdog.

        . As used in this Term Sheet, the term "cause" shall mean a [*].

        . In the event of non-renewal or early termination without cause, NIKE will honor all orders received prior to delivery of notice of termination. Termination for cause shall result in cancellation of all outstanding orders.

        . In the event of termination, non-renewal or expiration of the Web
          Sales Agreement, either party will have the right to terminate the Account Application. Similarly, in the event of termination of the Account Application either party will have the right to terminate the Web Sales Agreement. Termination

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          of the Account Application by NIKE without cause during the initial term (i.e., except in accordance with exercise of NIKE USA's non-renewal option referred to above) will result in an obligation to pay the [*] referred to above in connection with termination of the Web Sales Agreement.

        . Upon termination each party will return all confidential and/or proprietary information of the other, including but not limited to product images, sizing charts, product descriptions, etc.

1.2.17    Other Provisions
          ----------------

        . The definitive Web Sales Agreement will have other provisions customary in an agreement of this nature.

2.   Agreement by BNH-USA to open Fogdog, Inc. as a BNH-USA Retail Account.
     ---------------------------------------------------------------------

     BNH-USA agrees, which agreement shall be memorialized in greater detail pursuant to an account application agreement and Web Sales Agreement on terms and conditions substantially equivalent to those set forth above with respect to NIKE USA, to open Fogdog as an account. BNH-USA purchases shall count in determining application of the non-renewal option in the NIKE-USA Web Sales Agreement and vice versa. However, certain of the promises that relate specifically to NIKE USA's footwear products and sales programs (Coop, MDF, special make-ups, etc.) may not apply or may apply differently in the context of BNH-USA's product lines and programs. In such event, Fogdog will be eligible to participate in all programs available to BNH-USA retailers who are similarly situated in terms of the [*]. If BNH-USA does not maintain Co-op or MDF programs that are substantially similar to NIKE USA's programs, Fogdog may elect to have its purchases of BNH-USA products treated as purchases of NIKE USA products for purposes of calculating benefits under such programs.

3.   Agreement by NTS to open Fogdog, Inc. as an NTS Retail Account.
     --------------------------------------------------------------

     NTS agrees, which agreement shall be memorialized in greater detail pursuant to an account application agreement and Web Sales Agreement on terms and conditions substantially equivalent to those set forth above with respect to NIKE USA, to open Fogdog as an account. NTS purchases shall count in determining application of the non-renewal option in the NIKE-USA Web Sales Agreement and vice versa. However, certain of the promises that relate specifically to NIKE USA's footwear products and sales programs (Coop, [*], special make-ups, etc.) may not apply or may apply differently in the context of NTS's product lines and programs. In such event, Fogdog will be eligible to participate in all programs available to NTS retailers who are similarly situated in terms of the [*]. If NTS does not maintain Co-op or MDF programs that are substantially similar to NIKE USA's programs, Fogdog may

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THE OMITTED PORTIONS.

elect to have its purchases of NTS products treated as purchases of NIKE USA products for purposes of calculating benefits under such programs.

4.   Agreement under which NIKE.com Will Agree to Sell to Fogdog.
     -----------------------------------------------------------

     NIKE.com agrees to sell to Fogdog products available in NIKE.com's inventory of products available for retail sale pursuant to the following terms and conditions:

     4.1 During the term of the Web Sales Agreement between NIKE USA and Fogdog, Fogdog will be entitled to place orders from time to time in its discretion, but only for product available in NIKE.com's existing inventory, and only for shipment to retail consumers in the U.S. (or APO/FPO) who placed corresponding orders with Fogdog. Fogdog will not have access to products that are made to order by NIKE USA for NIKE.com's customers.

     4.2  Coordination Regarding Product Availability.
          -------------------------------------------

     4.2.1 The parties will work together in good faith to ensure adequate information flow regarding orders and product availability so that orders placed by Fogdog's customers are fulfilled promptly.

     4.2.2 Fogdog shall have the right to order from NIKE.com up to [*] of NIKE brand product for a given calendar year, subject to product availability and NIKE.com's right to reasonably allocate product mix.

     4.2.3 Fogdog will not have the right to buy special make-ups or early releases that NIKE.com receives from NIKE USA unless NIKE.com agrees otherwise. Subject to availability, Fogdog will be able to order substantially all special promotional products that NIKE.com receives.

     4.3  Pricing.
          -------

     4.3.1 All products to be purchased by Fogdog shall be discounted to a price that is equal to the [*] except that in no event will NIKE.com be obligated to sell a product to Fogdog for less than it paid for that product.

     4.3.2 NIKE.com will be entitled to charge Fogdog, [*] associated with FogDog's orders.

     4.4  Assistance with Content; Access to Data; Confidentiality. Assistance
          ---------------------------------------------------------
with content, access to data, and confidentiality are to be made or given on terms and conditions that are substantially similar to those outlined above for NIKE USA.


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THE OMITTED PORTIONS.

     4.5  Payments to Defray NIKE.com's Costs.  In consideration of the pricing
          -----------------------------------
concessions by NIKE.com and NIKE USA, the start-up costs to be incurred by NIKE.com and NIKE USA in providing content-related assistance, and NIKE.com's and NIKE USA's start-up systems, communication, transportation and service costs, Fogdog will make an initial cash payment of [*] to NIKE.com upon execution of this Agreement and a second payment of [*] upon the earlier of 7 days after the closing of Fogdog's initial public offering ("IPO") or [*]. In addition, NIKE.com and Fogdog shall negotiate in good faith regarding compensation to NIKE.com for its ongoing (i.e., post start-up) efforts to assist Fogdog with image transfers, product training, ordering tasks, and fulfillment efforts. In no event shall NIKE.com seek to charge Fogdog for assistance that NIKE.com provides without charge to other accounts.

     4.6  Term and Termination.  The agreement will commence on the date hereof
          --------------------
and will continue until termination of the agreement between NIKE USA and Fogdog.

     4.7  Other Provisions.  The definitive agreement will have other provisions
          ----------------
customary in an agreement of this nature.

5.   Agreements Relating to NIKE USA's Purchase of a Warrant for Fogdog
     ------------------------------------------------------------------
     Preferred Stock.
     ----------------

     5.1  Warrant Agreement.  NIKE USA and Fogdog agree, which agreement shall
          ------------------
be memorialized in greater detail pursuant to a definitive Warrant Agreement, that NIKE USA will purchase a warrant to purchase shares of Fogdog's Series C Preferred Stock. This agreement is on the following terms and conditions:

     5.1.1     Price of Warrant
               ----------------

             . NIKE USA will pay $1.00 for the warrant.

     5.1.2     Reps and Warranties
               -------------------

             . The definitive Warrant Agreement will include customary issuer representations and warranties (e.g., the warrant is duly authorized and validly issued; the preferred stock issuable upon exercise has been reserved and will, upon issuance and payment, be duly exercised and validly issued; etc.) and standard investor representations and warranties of NIKE USA.

     5.1.3     Right of Participation.
               ----------------------

             . NIKE USA will be offered the opportunity to maintain its ownership interest in Fogdog on all subsequent preferred stock financing rounds prior to Fogdog's IPO, except the contemplated offering of Fogdog's Series D Preferred Stock.


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

5.1.4     Right of First Refusal
          ----------------------

        . Prior to the IPO, Fogdog will have a right of first refusal on transfer of Fogdog securities by NIKE USA to any third party except an affiliate of NIKE USA.

5.1.5     Market Standoff Provision
          -------------------------

        . NIKE USA agrees to a market stand off as to sales of Fogdog securities owned by NIKE USA for a three-year period following the IPO. NIKE USA's shares shall be released from the standoff obligation over the three year period as follows: [*] of the shares shall be released from the restriction on the first anniversary date of the IPO; [*] of the shares shall be released from the restriction on the second anniversary date of the IPO; and the remaining [*] of the shares shall be released from the restriction on the third anniversary date of the IPO. NIKE will sign Credit Suisse First Boston's form of lockup agreement. NIKE USA's standoff obligation will terminate in connection with a sale of all or substantially all of the assets of Fogdog or the sale by Fogdog's shareholders of interests representing more than [*] of the total voting power of Fogdog's outstanding voting securities to one party or one or more related parties (i.e, sales by Fogdog's shareholders in a public offering will not terminate the standoff obligation).

5.1.6     Standstill Provision
          --------------------

        . NIKE USA agrees to a standstill prohibiting NIKE USA or any affiliate after the IPO from purchasing additional shares of Fogdog from any third party without the prior written consent of Fogdog.

5.1.7     Restriction on Transfer to Competitors
          --------------------------------------

        . NIKE USA will also agree not to sell its Fogdog securities to a competitor of Fogdog (which competitors are to be defined in the definitive agreement), except in connection with a sale of Fogdog which is approved by the shareholders in accordance with Fogdog's articles of incorporation. This provision shall not restrict sales to NIKE affiliates that may compete with Fogdog, or sales in the open market.


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

5.1.8     Access to Financial Information.
          -------------------------------

        . During the period prior to the IPO, NIKE USA will have access to Fogdog's financial information and business plans to the same extent as existing Fogdog investors with board seats.

5.2  Warrant.
     -------

5.2.1     Vesting
          -------

        . The warrant will be exercisable in full on the issue date.

5.2.2     Exercise Price
          --------------

        . The warrant will have an exercise price of $1.0294 per share of Series
          C Preferred Stock.

5.2.3     Number of Shares of Series C Preferred Stock
          --------------------------------------------

        . The number of shares of Series C Preferred Stock issuable upon exercise of the warrant shall be 6,171,524.

        . The number of shares issuable upon exercise of the warrant, and the exercise price per share, shall be adjusted to reflect stock dividends, stock splits, reverse stock splits, etc. involving the Series C Preferred Stock.

5.2.4     Rights and Preferences of Series C Preferred Stock
          --------------------------------------------------

        . The rights, preferences and privileges of the Series C Preferred Stock issuable upon exercise of the warrant will be the same as the rights, preferences and privileges of the Series C Preferred Stock that is currently outstanding, including, without limitation, antidilution rights and rights upon registration, liquidation, conversion, redemption and preemption.

5.2.5     Automatic Conversion
          --------------------

        . The warrant to purchase Series C Preferred Stock, if unexercised at the time of the IPO, will convert into a warrant to purchase Common Stock upon the conversion of the Series C Preferred Stock into Common Stock at the IPO.

5.2.6     Net Exercise Right
          ------------------

        . The warrant will contain a "net exercise" provision pursuant to which NIKE USA can pay the exercise price with underlying shares and tack its holding period for Rule 144 purposes.

6.   Agreements between NIKE USA, Fogdog and Fogdog's Principal Investors
     --------------------------------------------------------------------
Regarding Rights and Restrictions Applicable to NIKE USA's Equity Investment in
-------------------------------------------------------------------------------
Fogdog.
------

     6.1  Registration Rights Agreement. NIKE USA and Fogdog agree that the
          -----------------------------
shares of Common Stock underlying the warrant are "Registrable Securities" under the provisions of Fogdog's existing Registration Rights Agreement . In addition, NIKE USA shall have the right, pursuant to an amendment to the Registration Rights Agreement, to have one separate demand registration right for its Fogdog securities which, if such right were to be exercised, would allow NIKE USA to register and sell its Fogdog securities within the time frames of its standoff agreement referred to above (i.e., [*], [*] and [*] at the end of years one, two and three, respectively). NIKE USA will waive its right to such demand registration right upon receipt of an opinion of counsel, in a form reasonably acceptable to NIKE USA, concluding that NIKE USA would be able to sell within the time frames of its standoff agreement in compliance with Rule 144 under the Securities Act of 1933, as amended.

     6.2  Shareholders Agreement. Fogdog and its investors agree to enter into a
          ----------------------
Shareholders Agreement with NIKE USA containing at least the following terms and conditions:

     6.2.1     Co-Sale Obligation. If more than [*]
               ------------------
of Fogdog (excluding NIKE USA) agree to sell Fogdog or at least a majority of its stock or assets to a third party, NIKE USA or any transferee of NIKE USA's stock will agree to sell its shares in such sale.

     6.2.2     Voting Agreement.  As long as NIKE USA holds its warrant to
               ----------------
purchase shares of Series C Preferred Stock, the Series C Preferred Stock, or all of the underlying shares of Fogdog Common Stock, NIKE USA will be entitled to a seat on the Board of Directors of Fogdog or, at NIKE's election, to have an observation right for one individual to have all of the rights and privileges of a board member, except the right to vote. The identity of such board or observer designee shall be at NIKE USA's discretion. This right will expire upon Fogdog's IPO.

7.   Miscellaneous Provisions.
     -------------------------

     7.1  Definition of "affiliate."  The term "affiliate, " as used in this
          ------------------------
letter, means any entity controlling, controlled by, or under common control with a named entity, where "control" means the power to vote, or direct the voting of, more than 50 percent of



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THE OMITTED PORTIONS.

the voting interests in the entity. Fogdog acknowledges and agrees that nothing in this Term Sheet or the definitive agreements will give Fogdog a right to sell products manufactured by NIKE USA's affiliates Cole Haan and NIKE IHM, Inc.

     7.2  Choice of Law. This Term Sheet and the definitive agreements
          -------------
reflecting the agreements in Sections 1-4 shall be governed by and construed in accordance with the laws of the state of Oregon, without regard to the choice of law principles applied in the courts of such state. The agreements reflected in Sections 5 and 6 shall be governed by and construed in accordance with the laws of the state of California, without regard to the choice of law principles applied in the courts of such state.

     7.3  Rules of Construction.  The parties agree that this Term Sheet is the
          ---------------------
product of negotiation and that no party will be deemed to be the drafter thereof. In this Term Sheet, unless the context otherwise requires: headings are inserted for convenience only and will be ignored in construing any matter; references to the singular include the plural and vice versa; references to "persons" include corporations, firms and any other entity; reference to a section, clause or schedule is a reference to such in this Term Sheet unless otherwise stated;

     7.4  Amendment; Waiver.  No term of this Term Sheet shall be amended,
          ------------------
supplemented, waived or modified except in a written document signed by each of the parties. No delay or omission in the exercise of any right or remedy shall be deemed a waiver of any right or remedy. No waiver shall constitute a waiver of any other provision, breach, right or remedy, nor shall any waiver constitute a continuing waiver.

     7.5  Severability.  Should any part of this Term Sheet for any reason be
          -------------
declared by any court of competent jurisdiction to be invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if this Term Sheet had been executed with the invalid portion hereof eliminated, it being the intention of the parties that they would have executed the remaining portion of this Term Sheet without including any such part, parts or portions which may for any reason be hereafter declared invalid.

     7.6  Successors and Assigns.  This Term Sheet shall be binding upon and
          -----------------------
inure to the benefit of the parties and their respective permitted successors and assigns.

     7.7  Entire Agreement.  This Term Sheet constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter of this Term Sheet and supersedes all prior or contemporaneous agreements, promises or representations, written or oral. No party is relying upon any representations or promises other than those set forth herein.

     7.8  Execution by Counterpart.  This Term Sheet may be executed by
          ------------------------
facsimile and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.